UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Gate Parkway, 4th Floor, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Christopher DeAlmeida

On October 4, 2026, Duos Technologies Group, Inc. (the “Company”) entered into an Employment Agreement (the “DeAlmeida Agreement”) with Christopher DeAlmeida, the Company’s Chief Financial Officer. The DeAlmeida Agreement is effective as of August 24, 2026, the date Mr. DeAlmeida was named Chief Financial Officer. The DeAlmeida Agreement is for a three-year term, through August 23, 2029, and shall automatically renew for successive one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Mr. DeAlmeida receives a base salary of $350,000, subject to annual review by the Board of Directors, which may increase, but not decrease, the base salary. Any increase shall be assessed against Company performance and benchmarked against chief financial officers of similarly sized and performing companies. Mr. DeAlmeida is also eligible for an annual performance bonus, with a target opportunity of 80% of base salary (the “Target Bonus”), in accordance with performance criteria, including but not limited to revenue targets, profitability and other key performance indicators as recommended by the Chief Financial Officer and accepted by the Board of Directors. Any bonus for the 2026 year will be paid as though Mr. DeAlmeida had been employed for the full year. Payment of any bonus will also be conditioned on Mr. DeAlmeida’s continued employment with the Company through the relevant payment date. Under the DeAlmeida Agreement, Mr. DeAlmeida received a grant of 200,000 restricted shares of the Company’s common stock under the 2021 Plan. The award is subject to a three-year cliff vesting schedule, with full vesting on August 31, 2029, subject to continued employment through that date. Vesting of the shares will accelerate upon a Change of Control (as defined in the DeAlmeida Agreement). The DeAlmeida Agreement may be terminated with or without Cause (as defined in the DeAlmeida Agreement), by Mr. DeAlmeida for Good Reason (as defined in the DeAlmeida Agreement), or in the case of Mr. DeAlmeida’s death or Disability (as defined in the DeAlmeida Agreement). Upon a termination for Cause, Mr. DeAlmeida will receive only the Accrued Obligations (as defined in the DeAlmeida Agreement), which will not include any annual bonus for the applicable year (unless already earned), or any severance and all unvested equity awards will be forfeited. Upon a termination for Disability or upon his death, Mr. DeAlmeida (or his estate) will receive only his earned compensation, but any unvested equity awards will become immediately vested. If Mr. DeAlmeida is terminated by the Company without Cause, he will receive (i) the Accrued Obligations, (ii) a pro-rated annual bonus, (iii) cash severance equal to one times the sum of his then-current base salary and Target Bonus, (iv) Company payment or reimbursement for COBRA premiums for up to 12 months, and (v) certain specified equity awards shall vest. A non-renewal of the DeAlmeida Agreement will be treated as a termination without Cause. Upon a termination by Mr. DeAlmeida for Good Reason, he will receive the same payments and benefits as if he had been terminated without Cause, including upon a Change of Control, if applicable. If within three months preceding or 12 months following a Change of Control, the Company terminates Mr. DeAlmeida without Cause or he terminates his employment for Good Reason, he shall receive (i) cash severance equal to 1.5 times the sum of his then-current base salary and Target Bonus, (ii) COBRA premium payment or reimbursement for up to 18 months, and (iii) all outstanding equity awards will vest immediately. As a full-time employee of the Company, Mr. DeAlmeida is eligible to participate in all of the Company’s benefit programs.

Matthew Polimeni

On September 8, 2026, the Company named Matthew Polimeni as the Chief Legal Officer of the Company. Mr. Polimeni has extensive legal and executive experience in the energy, technology and digital infrastructure sectors. He served as Deputy General Counsel of APR Energy, a multinational energy and infrastructure company, from 2020 to 2026 and also was Associate General Counsel of the Company from 2025 to 2026 during the term of the Asset Management Agreement between APR Energy and the Company. Mr. Polimeni previously, from 2017 to 2020, served as General Counsel and Chief of Staff of The HCI Group, a multinational technology-enabled services company. Earlier in his career, he was a police officer with the Jacksonville Sheriff’s Office and subsequently served as an Assistant State Attorney, including as a Division Chief in the Homicide and Major Crimes Unit, in Florida’s Fourth Judicial Circuit. He holds a Juris Doctor degree from Florida Coastal School of Law and a Bachelor of Arts degree in Organizational Communication from the University of Central Florida.

There are no family relationships between Mr. Polimeni and any director or executive officer of the Company or its subsidiaries.  There also are no transactions to which the Company is or was a participant in which Mr. Polimeni has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On October 2, 2026, the Company entered into an Employment Agreement (the “Polimeni Agreement”) with Mr. Polimeni. The Polimeni Agreement is effective as of September 8, 2026, the date Mr. Polimeni was named Chief Legal Officer. The Polimeni Agreement is for a three-year term and is on substantially the same terms as the DeAlmeida Agreement, including a base salary of $350,000, a Target Bonus of 80% and a grant of 200,000 restricted shares of common stock (which will vest under the Polimeni Agreement on October 1, 2029).

The foregoing descriptions of the DeAlmeida Agreement and the Polimeni Agreement do not purport to be complete and are qualified by reference to the DeAlmeida Agreement and the Polimeni Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, made and entered into as of October 4, 2026, between Duos Technologies Group, Inc. and Christopher DeAlmeida
10.2	Employment Agreement, made and entered into as of October 2, 2026, between Duos Technologies Group, Inc. and Matthew Polimeni
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: October 9, 2026	By:	/s/ Dipan Patel
Dipan Patal Chief Operating Officer